SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒    Definitive Proxy Statement

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Smithtown Bancorp, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SMITHTOWN BANCORP, INC.

100 MOTOR PARKWAY, SUITE 160

HAUPPAUGE, NEW YORK 11788

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

THURSDAY, APRIL 20, 2006

To the Shareholders:

The Annual Meeting of Shareholders of Smithtown Bancorp, Inc. (the “Bancorp”), will be held at the Sheraton Long Island Hotel, 110 Motor Parkway, Hauppauge, New York 11788, on April 20, 2006, at 10:00 a.m., for the following purposes:

1.	The election of three directors to serve a term of three years.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Pursuant to a resolution of the Board of Directors adopted at the Board of Directors meeting on January 24, 2006, only shareholders of record at the close of business on March 13, 2006 shall be entitled to notice of and to vote at this meeting.

Dated: March 16, 2006
Hauppauge, New York
BY ORDER OF THE BOARD OF DIRECTORS

Bradley E. Rock
Chairman of the Board, President
& Chief Executive Officer

SMITHTOWN BANCORP, INC.

100 MOTOR PARKWAY, SUITE 160

HAUPPAUGE, NEW YORK 11788

PROXY STATEMENT

GENERAL PROXY INFORMATION

This Proxy Statement (this “Proxy Statement”) is furnished in connection with the solicitation by and on behalf of the Board of Directors of Smithtown Bancorp, Inc. (the “Bancorp”) of proxies to be used at the Annual Meeting of Shareholders of the Bancorp to be held at the Sheraton Long Island Hotel, 110 Motor Parkway, Hauppauge, New York 11788, on April 20, 2006, and at any adjournment thereof. The costs of the proxy solicitation are to be paid by the Bancorp. Bank of Smithtown (the “Bank”) is a wholly-owned subsidiary of the Bancorp. The date of this Proxy Statement is March 16, 2006, the approximate date on which this Proxy Statement and accompanying form of proxy were first mailed to our shareholders.

Authorized Shares and Voting Rights

Only shareholders of record as of the close of business on March 13, 2006 (the “Record Date”) will be entitled to vote at the meeting and any adjournment thereof. Each shareholder is entitled to one vote for each share of stock held by him or her. There were 5,923,726 shares of common stock (“Common Shares”) issued and outstanding on the Record Date. Shareholders may vote in person or by proxy. Each holder of common stock is entitled one vote on the proposal presented in this Proxy Statement for each common share held. There is no cumulative voting for the election of directors.

Voting of Proxy

All valid proxies received prior to the meeting will be voted in accordance with the specifications made thereon. If no choices are indicated on the proxy, it is intended that the shares of stock represented by the proxy will be voted for the election of the director nominees listed in Table I. With respect to the director nominees, if any of such nominees should become unavailable for any reason, which the directors do not now contemplate, it is intended that, pursuant to the accompanying form of proxy, votes will be cast for a substitute nominee designated by the Board of Directors.

A shareholder may vote his or her proxy by executing the accompanying form of proxy and returning it to Smithtown Bancorp, Inc., 100 Motor Parkway, Suite 160, Hauppauge, New York 11788. A shareholder may also vote his or her proxy by telephone or electronically through the internet (as is permitted under New York State law and the Bancorp By-Laws) by following the instructions included on the accompanying form of proxy. A shareholder may revoke his or her proxy at any time prior to exercise of the authority conferred thereby: (1) by written notice received by the Bancorp’s Secretary, Judith Barber, at Smithtown Bancorp, Inc., 100 Motor Parkway, Suite 160, Hauppauge, New York 11788, if the proxy was executed and returned to the Bancorp, or (2) by re-voting his or her proxy if the proxy was originally voted by telephone or electronically through the internet, in which case the vote cast on the date that is closest to the date of the Annual Meeting will be the vote that is counted, or (3) by the shareholder’s oral revocation at the Annual Meeting.

Financial Statements

A copy of the Bancorp’s Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2005, has been mailed to the shareholders.

Matters To Be Voted On At The Meeting

There is one proposal that is scheduled to be voted on at the Annual Meeting. Shareholders are being asked to vote on the election of three directors to the Board of Directors of the Bancorp.

Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes will be counted as not having voted and will not be counted in determining if the plurality was obtained.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

The Certificate of Incorporation of the Bancorp provides that the Board of Directors shall consist of nine members and that the directors shall be classified into three classes, each of which shall serve for a term of three years, with the term of office of one class expiring each year.

Nominees for Election of Directors

All nominees are presently serving as directors. Bradley E. Rock, Sanford C. Scheman and Patricia C. Delaney were elected to their present term of office by the shareholders. The following directors, whose terms are expiring this year, are proposed for re-election for terms expiring in 2009: Bradley E. Rock, Sanford C, Scheman and Patricia C. Delaney. If a nominee declines to serve or becomes unable for any reason (although the Board of Directors knows of no reason to anticipate that this will occur), the proxy may vote for such substitute nominee as the Board of Directors may designate.

The Board of Directors recommends a vote FOR the election of all Nominees

(Proposal No. 1 on the Proxy)

TABLE I

Name and Age	Date Directorship Term Expires	Director Since (1)	Experience and Principal Occupation During Past 5 Years
NOMINEES
Bradley E. Rock, 53	2006	1988	Chairman of the Board, President & Chief Executive Officer of the Bancorp and the Bank.

Sanford C. Scheman, 69	2006	2000	Principal, North Shore Orthopedic Surgery & Sports Medicine, PC; Chairman of the Board & Executive Director of St. James Plaza Nursing Facility; President, Copesetic Ventures, Inc.

Patricia C. Delaney, 47	2006	2000	Attorney in private practice in Hauppauge, New York. General Counsel to the Bancorp and the Bank since 1994.

DIRECTORS CONTINUING IN OFFICE
Patrick A. Given, 61	2007	1989	Partner in Given Associates – Real Estate appraisers and consultants, located in Hauppauge, New York.

Robert W. Scherdel, 51	2007	1996	President & CEO Sunrest Health Facilities, Inc., Vice President of Arden Food Corp. and President of GAT Realty Corp., a real estate investment firm until resignation in 2004.

Hyukmun Kwon, 64	2007	2003	Owner of Sunrise Golf, located in Smithtown, New York.

Augusta Kemper, 83	2008	1992	Horticulturist and Owner of Kemper Nurseries until retirement in 1985.

Barry M. Seigerman, 65	2008	1993	President & Director of Bank of Smithtown Insurance Agents and Brokers Inc. (formerly known as Seigerman-Mulvey Co., Inc.) Insurance agency, located in East Setauket, New York, which became a wholly-owned subsidiary of the Bank in August 2004.

Manny Schwartz, 63	2008	1998	President, Quality Enclosures, Inc., located Central Islip, New York; President, Sarasota Shower Door Company, Inc., and MSS Properties, located in Sarasota, Florida.

(1)	Each director of the Bancorp is also a director of the Bank. The dates given are the dates on which the director first served as a director.

Board of Directors

The Board of Directors holds regular monthly meetings. The Board held twelve meetings during 2005. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committee or committees thereof on which such director served during 2005.

The Board of Directors has determined that the following directors are independent directors within the meaning of pertinent legal and regulatory standards: Patrick A. Given, Augusta Kemper, Hyukmun Kwon, Sanford C. Scheman, Robert W. Scherdel and Manny Schwartz.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (formerly known as the Nominating Committee) consists of five members. Current members of the Committee are: Patrick A. Given (Chairman), Sanford C. Scheman, Augusta Kemper, Robert W. Scherdel and Manny Schwartz. All members of the Corporate Governance and Nominating Committee are independent directors.

The Board of Directors has amended the written charter for the Corporate Governance and Nominating Committee, a copy of which is annexed to this Proxy Statement as Appendix A. The Corporate Governance and Nominating Committee is responsible for collecting and analyzing information with regard to directors’ “independence” as defined by pertinent legal and/or regulatory standards; identifying and evaluating prospective nominees for vacancies on the Board of Directors in accordance with the process set forth in its charter; making recommendations concerning committee membership, and considering other matters pertinent to corporate governance. The Corporate Governance and Nominating Committee met once during 2005.

The Corporate Governance and Nominating Committee may consider nominations for vacancies on the Board of Directors from shareholders. The procedure to be followed by a shareholder to submit a nominee to the Corporate Governance and Nominating Committee is set forth in “Shareholder Proposals and Nominations” set forth herein.

Compensation Committee Report on Executive Compensation

The Compensation Committee consists of five members. Current members of the Committee are: Patrick A. Given (Chairman), Robert W. Scherdel, Augusta Kemper, Sanford C. Scheman and Manny Schwartz. All members of the Compensation Committee are independent directors. The Committee met once in 2005.

In December 2005, the Board of Directors adopted the new charter of the Compensation Committee of Bank of Smithtown which serves as the Compensation Committee for the Bancorp. A copy of the charter is annexed as Exhibit No. 3b to Form 10K filed with the Securities and Exchange Commission on March 14, 2006.

Executive Compensation Policy

In accordance with the Bank’s Incentive Compensation Plan, all eligible employees, including executive officers, are eligible to receive incentive compensation awards. The awards are based upon the Bank’s overall performance, the performance of various departments within the Bank, as well as the performance of the employee. The Committee reviews the compensation that the Bank executive officers are eligible for pursuant to the Bank’s Incentive Compensation Plan and approves the awards to the executive officers. With respect to the Bank’s executive officers’ salaries, the Committee also reviews a tally sheet which sets forth all of the components of the executive officers’ compensation paid in the prior year, including the award under the Bank’s Incentive Compensation Plan, the benefits and perquisites paid by the Bank on behalf of the executives, the awards to the executive under the Smithtown Bancorp Restricted Stock Plan as well as the contributions made to the executives’ retirement plans and Bank of Smithtown Employee Stock Ownership Plan. The Committee also reviews information regarding the compensation paid to other bank executives and the performance of other banks. The Committee weighs the comparative data in light of the size, geographic location and performance of the Bank and the other banks, as well as the duties, performance, experience, skills and abilities of the executive. Then the Bank’s data is applied to a formula that contains various measures of the Bank’s performance, including factors that measure profitability, growth and expense management. The Committee then determines whether the result is reasonable in light of the comparative data and all of the factors enumerated above.

Compensation of Chief Executive Officer

The Committee follows the same process in determining the compensation to be paid to the Chief Executive Officer as described above for the other executive officers. In addition, the Committee weighs the growth and profitability of the Bank during Mr. Rock’s tenure as Chief Executive Officer, as well as the increase in the market value of the Bancorp’s shares during Mr. Rock’s tenure.

Compensation Committee Interlocks and Insider Participation

Mr. Rock participated in discussions with the Compensation Committee and made recommendations to the Committee with respect to the compensation of executive officers. Mr. Rock did not participate in the deliberations or approval of the Committee or the Committee’s discussion with the Board concerning the compensation to be paid to him.

The foregoing report has been furnished by Patrick A. Given, Robert W. Scherdel, Augusta Kemper, Sanford C. Scheman and Manny Schwartz.

COMPARISON OF CUMULATIVE TOTAL RETURNS OF THE BANCORP,

INDUSTRY INDEX AND BROAD MARKET INDEX

The following chart and table compare the total return to shareholders of Bancorp with NASDAQ Banking Index and the NASDAQ Composite Index.

Comparison of Cumulative Total Return of Bancorp, Industry Index, and Broad Market Index

	1/1/01	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Bancorp	100.00	125.793	176.582	287.982	424.445	400.465

NASDAQ Banking Index	100.00	110.077	115.048	149.485	165.916	160.574

NASDAQ Composite Index	100.00	78.947	54.058	81.091	88.056	90.221

ASSUMES $100 INVESTED ON JANUARY 1, 2001

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING DECEMBER 31, 2005

Audit Committee

The Audit Committee, consisting of four directors, had ten meetings in 2005. The Audit Committee reviews the Bank’s financial reporting process on behalf of the Board of Directors, the internal audits conducted by Bank employees and/or auditors retained for those purposes, and the audits conducted by the independent auditors in conformance with regulations of the New York State Banking Department, the laws of the State of New York, federal securities laws and regulations, and NASDAQ Rules. The members of the Audit Committee are: Robert W. Scherdel (Chairman), Hyukmun Kwon, Manny Schwartz and Sanford C. Scheman. All members of the Audit Committee are independent. The Chairman of the Committee, Mr. Scherdel, is an “audit committee financial expert” within the meaning of pertinent regulations.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was annexed to the Bancorp’s 2005 Proxy Statement and is available on the Bank’s website at www.bankofsmithtown.com.

Audit Committee Report

With respect to the audited financial statements of the Bank as of December 31, 2005 and for the year then ended, the Audit Committee:

1. Has reviewed and discussed with the Bank’s management the audited financial statements;

2. Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Bank’s consolidated financial statements;

3. Has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, (which relates to the auditor’s independence from the Bank) and has discussed with the auditors the auditors’ independence from the Bank;

Based on the review and discussions of the Bank’s audited financial statements with the Bank’s management and the independent auditors of the Bank referred to in (1) – (3) above, the Audit Committee recommended to the Board of Directors that the Bank’s audited financial statements be included in the Bank’s Annual Report on SEC Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee has considered whether the provision of non-audit services by the Bank’s independent auditors is compatible with maintaining auditor independence.

The foregoing report has been furnished by Robert W. Scherdel, Hyukmun Kwon, Sanford C. Scheman and Manny Schwartz. This report shall not be deemed incorporated by reference by any general statement incorporating this document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Bancorp specifically incorporates such information by reference, and shall not otherwise be deemed filed under such acts.

Director Compensation

Directors received an annual retainer of $12,000 paid on a monthly basis at a rate of $1,000 per month, together with an attendance fee of $300 for each Board meeting attended. The members of the Compensation Committee also received a fee of $250 for attendance at the Committee meeting. The members of the Audit Committee (other than Robert W. Scherdel) also received a fee of $250 per quarter for meetings attended during the quarter. Robert W. Scherdel received a fee of $350 per quarter for the Audit Committee meetings attended during the quarter. The members of the Bank’s Directors Loan Committee who are not officers of the Bank also received a fee of $250 for attendance at Committee meetings which were not held on the same day as Board meetings.

The Bank established a non-qualified Deferred Compensation Plan in 2004. All directors of the Company are eligible to participate in this plan. Under this plan, directors may elect to defer a portion of their fees. A liability is accrued for the obligation under this plan. Interest is accrued based on the prime rate as published in the Wall Street Journal on the 1st day of January of each plan year. The interest paid by the Bank is entirely funded by dividends paid to the Bank on bank owned life insurance policies on the directors’ lives.

The Chief Executive Officer does not receive any directors’ fees.

The total amount of directors’ fees and other compensation paid during 2005 was $140,300.00.

On June 6, 2005, each director (other than Bradley E. Rock) was awarded 200 shares of Bancorp common stock pursuant and subject to the Smithtown Bancorp Restricted Stock Plan. The dollar value of the total number of shares awarded to each director on the date of the award (June 6, 2005) was $5,386 ($26.93 per share). Shares awarded to directors pursuant to the Plan are subject to the same restrictions as shares awarded to Executive Officers as described in footnote 3 to Table IV herein.

Independent Auditors

Crowe Chizek and Company LLC (“Crowe Chizek”), Certified Public Accountants, were selected by the Board of Directors as the independent auditors for the Bank and the Bancorp in August 2003. Prior to that time, Albrecht, Viggiano Zurek & Co., P.C. (“AVZ”), Certified Public Accountants were the independent auditors for the Bank and the Bancorp, including part of 2003, until they were terminated in August 2003.

It is anticipated that Crowe Chizek will be selected as the independent auditors for the Bank and the Bancorp for 2006. Representatives of Crowe Chizek will be present at the Annual Meeting to answer questions and are free to make statements during the course of the meeting.

Relationship with Independent Auditors

In August, 2003 Albrecht, Viggiano Zurek & Co., P.C. (“AVZ”) was terminated as the independent auditors for the Bank and the Bancorp. During the two years ended December 31, 2004, there were no disagreements between the Bancorp and AVZ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, nor did any report of AVZ contain any adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to its uncertainty, audit scope or accounting principles. The decision to change accountants was recommended by the Audit Committee and approved by the entire Board.

A copy of the Form 8-K filed with the Securities and Exchange Commission on August 26, 2003 which includes a letter from AVZ confirming the above is annexed to this Proxy Statement as Appendix B.

Crowe Chizek has served as the independent auditors for the Bank and the Bancorp since August 26, 2003 and was the independent auditor for the Bank and the Bancorp for the year ended December 31, 2003, December 31, 2004 and December 31, 2005. There were no issues on which the Bancorp consulted with Crowe Chizek prior to their engagement as independent auditors.

Audit Fees

For professional services rendered for the audit of the Bancorp’s financial statements for the fiscal year ended December 31, 2005 and the review of interim financial statements included in the Bancorp’s Forms 10Q during 2005, the Bank was billed a total of approximately $48,500.00 by Crowe Chizek.

For professional services rendered for the audit of the Bancorp’s financial statements for the fiscal year ended December 31, 2004 and the review of interim financial statements included in the Bancorp’s Forms 10Q during 2004, the Bank was billed a total of approximately $75,600.00 by Crowe Chizek.

Audit Related Fees

For professional services rendered for review of internal controls during 2005, the Bank was billed a total of $20,000.00 by Crowe Chizek.

For professional services rendered in connection with the acquisition by the Bank of Seigerman-Mulvey Co., Inc. during 2004 the Bank was billed approximately $15,000.00 by Crowe Chizek.

For professional services rendered in connection with review of the internal controls during 2004, the Bank was billed approximately $45,000.00 by Crowe Chizek.

For professional services rendered in connection with the incorporation of financial statements for the fiscal year ended December 31, 2002 which were audited by AVZ into Form 10K for the fiscal year ended December 31, 2004 the Bank was billed $2,175.00 by AVZ.

Tax Fees

The Bank was billed a total of $58,100.00 for services rendered by Crowe Chizek for fiscal year ended December 31, 2005 for professional services rendered in connection with the audit of the Bank’s 401K Plan, review of federal tax form 5500 for the Bank’s 401K Plan and the Bank’s Employee Stock Ownership Plan and for a cost segregation study.

The Bank was billed a total of $3,785.00 for services rendered by Crowe Chizek for fiscal year ended December 31, 2004 for professional services rendered in connection with the audit of the Bank’s 401K Plan and review of federal tax form 5500 for the Bank’s 401K Plan and the Bank’s Employee Stock Ownership Plan.

The Bank was billed a total of $3,250.00 for services rendered by AVZ for fiscal year ended December 31, 2004 for professional services rendered in the connection with the Bank’s 401K Plan.

All Other Fees

The Bank was billed a total of $14,249.50 for services rendered by Crowe Chizek for the fiscal year ended December 31, 2005 that are not set forth above. Those services were for the audit of the Bank’s Employee Stock Ownership Plan, consultation concerning Financial Accounting Standards Board Rule 91 and consultation regarding Smithtown Bancorp Restricted Stock Plan.

The Bank was billed a total of $11,500.00 for all other services rendered by Crowe Chizek for the fiscal year ended December 31, 2004 that are not set forth above. Those services were for the audit of the Bank’s Employee Stock Ownership Plan and consultation concerning Financial Accounting Standards Board Rule 91.

There were no fees billed by AVZ for any other services rendered for the fiscal year ended December 31, 2004 that are not set forth above.

All of the fees paid to AVZ and Crowe Chizek described above were reviewed and approved by the Audit Committee.

The Audit Committee has adopted a policy and procedure for the pre-approval of all audit and non-audit services to be rendered by the Bank’s independent auditors. The Audit Committee reviews the proposal for audit services to be provided by the independent auditors for the upcoming fiscal year and approves the services and the fees to be paid for the services. All proposals for non-audit services by the independent auditors are also reviewed and approved by the Audit Committee prior to being performed.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The persons listed below are beneficial owners of more than 5% of the outstanding Common Shares of the Bancorp as of February 1, 2006.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned		Percent of Class

Edith Hodgkinson 81 Governors Road Sea Pines Plantation Hilton Head, South Carolina 29928	377,460		6.37

Augusta Kemper 51 Mills Pond Road St. James, New York 11780	372,482	(1)	6.28

(1) Includes 410 Common Shares as to which Augusta Kemper has voting power but no investment power pursuant to the Smithtown Bancorp Restricted Stock Plan.

Security Ownership of Management

The following table shows common stock ownership as of February 1, 2006, of all directors and executive officers of the Bancorp and the Bank as a group:

TABLE II

	Amount and Nature of Common Shares Beneficially Owned		Percent of Class
Robert J. Anrig	23,331	(1)(14)	*
Patricia C. Delaney	18,398	(2)(15)	*
Anita M. Florek	28,909	(3)(14)	*
Patrick A. Given	36,271	(4)(15)	*
Augusta Kemper	372,482	(5)(15)	6.28
Hyukmun Kwon	11,450	(6)(15)	*
Bradley E. Rock	66,697	(7)(14)	1.12
John A. Romano	14,477	(8)(14)	*
Sanford C. Scheman	53,009	(9)(15)	*
Robert W. Scherdel	15,022	(10)(15)	*
Manny Schwartz	40,678	(11)(15)	*
Barry M. Seigerman	28,507	(12)(15)	*
Thomas J. Stevens	24,502	(13)(14)	*
Thirteen directors and executive officers of the Bancorp and the Bank as a group	733,733		12.38

* Represents less than 1% of the outstanding common stock of the class.

(1) Includes 18,080 Common Shares as to which Robert J. Anrig has sole voting and investment power 5,251 Common Shares as to which Robert J. Anrig has voting power, but no investment power.

(2) Includes 17,648 Common Shares as to which Patricia C. Delaney has sole voting and investment power and 340 Common Shares as to which Patricia C. Delaney has no voting or investment power and 410 Common Shares as to which Patricia C. Delaney has voting power but no investment power.

(3) Includes 18,592 Common Shares as to which Anita M. Florek has sole voting power, but no investment power, 6532 Common Shares as to which Anita M. Florek has shared voting and investment power, 3705 Common Shares as to which Anita M. Florek has no voting or investment power and 80 Common Shares as to which Anita Florek has sole voting and investment power.

(4) Includes 22,623 Common Shares as to which Patrick A. Given has shared voting and investment power, 276 Common Shares as to which Patrick A. Given has sole voting and investment power and 12,962 Common Shares as to which Patrick A. Given has no voting or investment power and 410 Common Shares as to which Patrick A. Given has voting power but no investment power.

(5) Includes 372,072 Common Shares as to which Augusta Kemper has sole voting and investment power and 410 Common Shares as to which Augusta Kemper has voting power but no investment power.

(6) Includes 5,600 Common Shares as to which Hyukmun Kwon has shared voting and investment power and 5,440 Common Shares as to which Hyukmun Kwon has sole voting and investment power and 410 Common Shares as to which Hyukmun Kwon has voting power but no investment power.

(7) Includes 11,160 Common Shares as to which Bradley E. Rock has sole voting and investment power, 25,506 Common Shares as to which Bradley E. Rock has voting power, but no investment power and 30,031 Common Shares as to which Bradley E. Rock has no voting power or investment power.

(8) Includes 10,442 Common Shares as to which John A. Romano has shared voting and investment power, 3860 Common Shares as to which John A. Romano has voting power, but no investment power, and 175 Common Shares as to which John A. Romano has sole voting power and investment power.

(9) Includes 51,104 Common Shares as to which Sanford C. Scheman has sole voting and investment power and 2493 Common Shares as to which Sanford C. Scheman has no voting or investment power and 410 Common Shares as to which Sanford C. Scheman has voting power but no investment power.

(10) Includes 14,612 Common Shares as to which Robert W. Scherdel has sole voting and investment power and 410 Common Shares as to which Robert W. Scherdel has voting power but no investment power.

(11) Includes 24,368 Common Shares as to which Manny Schwartz has sole voting and investment power, 15,000 Common Shares as to which Manny Schwartz has shared voting and investment power, 900 Common Shares as to which Manny Schwartz has no voting or investment power and 410 Common Shares as to which Manny Schwartz has voting power but no investment power.

(12) Includes 27,759 Common Shares as to which Barry M. Seigerman has shared voting and investment power, 338 Common Shares as to which Barry M. Seigerman has sole voting and investment power and 410 Common Shares as to which Barry M. Seigerman has voting power but no investment power.

(13) Includes 12,595 Common Shares as to which Thomas J. Stevens has sole voting and investment power and 11,907 Common Shares as to which Thomas J. Stevens has voting power, but no investment power.

(14) The Common Shares for which the individual has voting power but no investment power are the shares held for the individual in the Bank of Smithtown Employee Stock Ownership Plan and the restricted shares awarded to the individual under the Smithtown Bancorp Restricted Stock Plan.

(15) The Common Shares for which the individual has voting power but no investment power are the restricted shares awarded to the individual under the Smithtown Bancorp Restricted Stock Plan.

Material Proceedings

There are no material proceedings to the best of management’s knowledge to which any director, officer or affiliate of the Bancorp or any record holder or beneficial owner of more than five percent of the Bancorp’s stock, or any associate of any such director, officer, affiliate of the Bancorp, or security holder is a party adverse to the Bancorp or any of its subsidiaries or has a material interest adverse to the Bancorp.

EXECUTIVE OFFICERS

The following table sets forth information as to each executive officer of the Bancorp and the Bank as of March, 2006.

TABLE III

Name	Age	Position

Bradley E. Rock	53	Chairman of the Board, President & Chief Executive Officer of the Bancorp since January 1992.

Anita M. Florek	55	Executive Vice President & Chief Financial Officer of the Bank since January 1993.

Robert J. Anrig	57	Executive Vice President & Chief Lending Officer of the Bank since April 1998.

Thomas J. Stevens	47	Executive Vice President & Chief Commercial Lending Officer of the Bank since July 1997.

John A. Romano	49	Executive Vice President & Chief Retail Officer of the Bank since February 2000.

Executive Compensation

The table appearing below sets forth all compensation paid in 2005 to each executive officer whose total compensation exceeded $100,000 for such year. All remuneration was paid by Bank of Smithtown.

TABLE IV

Summary Compensation Table

	ANNUAL COMPENSATION						LONG TERM COMPENSATION
Name and Principal Position (a)	Year (b)	Salary (c)[1]		Incentive Compensation (d)		Other Annual Compensation (e)[2]	Restricted Stock Awards[3]	All Other Compensation (f)[4]
Bradley E. Rock Chairman, President & CEO of the Bancorp and the Bank	2005 2004 2003	$ $ $	398,077.00 372,307.00 337,692.22	$ $ $	294,408.00 300,416.00 283,411.00	See Footnote 2	$21,544.00	$ $ $	44,500.00 40,500.00 36,457.00

Robert J. Anrig Executive Vice President of the Bank	2005 2004 2003	$ $ $	179,230.00 169,230.00 159,384.70	$ $ $	113,884.00 115,034.00 108,523.00	See Footnote 2	$10,772.00	$ $ $	22,376.00 21,446.00 19,981.00

Anita M. Florek Executive Vice President of the Bancorp and the Bank	2005 2004 2003	$ $ $	179,230.00 169,230.00 159,384.70	$ $ $	71,601.00 72,324.00 68,230.00	See Footnote 2	$10,772.00	$ $ $	22,376.00 21,446.00 19,981.00

John A. Romano Executive Vice President of the Bancorp and the Bank	2005 2004 2003	$ $ $	163,846.00 148,615.00 131,076.84	$ $ $	79,433.00 70,234.00 55,218.00	See Footnote 2	$10,772.00	$ $ $	19,915.28 17,962.00 15,932.00

Thomas J. Stevens Executive Vice President of the Bank	2005 2004 2003	$ $ $	153,307.00 144,384.00 136,461.52	$ $ $	99,790.00 100,798.00 95,092.00	See Footnote 2	$10,772.00	$ $ $	19,099.18 18,347.00 17,093.00

Amounts reported do not include any amount expended by the Bank which may have provided an incidental benefit to the persons listed in the table above, but which were made by the Bank in connection with its business. While the specific amounts of such incidental benefits cannot be precisely determined, after due inquiry, management does not believe that such value would exceed $5,000 in aggregate for any of such persons.

Footnotes to Table IV

1 Amounts include dollars deferred by the Executive Officer under the Bank’s Deferred Compensation Plan established in 2004. Under this plan, Executive Officers may elect to defer a portion of their compensation. A liability is accrued for the obligation under this plan. Interest is accrued based on the prime rate as published in the Wall Street Journal on the 1st day of January of each plan year. The interest paid by the Bank is entirely funded by the dividends paid to the Bank on Bank owned life insurance policies on the Executive Officers’ lives.

2 The aggregate amount of other compensation for the named executive officers does not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported in columns (c) and (d). Such other compensation consists of the executives personal use of a company car and the portion of Mr. Rock’s country club membership paid by the Bank.

3 Includes value of restricted stock awarded in 2005 pursuant to the Smithtown Bancorp Restricted Stock Plan which Plan was first approved by the shareholders at the 2005 Annual Meeting. In June 2005, Bradley E. Rock was awarded 800 shares of Bancorp Common Stock pursuant to the Plan and each of the other Executive Officers was awarded 400 shares of Bancorp Common Stock pursuant to the Plan.

Amounts shown in the Column represent the dollar value of the award on the date the award was made in 2005. The dollar value is based on the closing price of Bancorp Common Stock traded on NASDAQ on the date of the award ($26.93 per share). Shares awarded pursuant to the Plan are grants of Common Shares that are subject to a risk of forfeiture or other restrictions that lapse upon the occurrence of certain events and satisfaction of certain conditions, as determined by the Compensation Committee of the Bancorp in its discretion. All awards of stock pursuant to the Plan are subject to the following restrictions:

a. Shares awarded pursuant to the Plan may not be transferred during the restricted period. The restricted period is five years from the date of the award, however, the restrictions shall lapse with respect to 20% of the shares awarded in a given year on December 31st of each year after the date of the award. The Compensation Committee may recommend and the Board may substitute an alternative restricted period which may be longer or shorter than the above stated restricted period and other terms and conditions, at the Board’s sole discretion.

b. The restrictions shall be lifted in the event of the death or disability of the recipient of the award or in the event of a change in control as is set forth in the Plan.

c. Except as otherwise determined by the Board, all of the shares on which the restrictions have not lapsed shall be forfeited and all rights of the recipient to such shares shall terminate, without further obligation on the part of the Bancorp, unless the recipient remains in the continuous employment of the Bank for the entire restricted period or, in the event a director no longer serves as a director of the Bank, during the restricted period in relation to which such shares were granted.

The number of shares of restricted stock held by Mr. Rock as of 12/31/05 was 800. The dollar value of those shares of restricted stock as of 12/31/05 was $23,832.

The number of shares of restricted stock held by each of the other Executive Officers as of 12/31/05 was 400. The dollar value of those shares of restricted stock as of 12/31/05 was $11,916.

The dollar value of the restricted stock on 12/31/05 is based on the closing price of Bancorp Common Stock traded on NASDAQ on 12/31/05 ($29.79 per share).

The recipient of shares awarded pursuant to the Plan receives the same dividend on the restricted shares as the dividend paid on the Bancorp Common Shares.

4 Amounts reported represent the amount contributed by the Bank to the 401K plan and the Incentive Retirement Plan for the benefit of the executive officer.

Change of Control Agreements

The Bank has Agreements (the “Agreements”) with Bradley E. Rock, Anita M. Florek, Robert J. Anrig, John A. Romano, Thomas J. Stevens and certain other employees (collectively, the “Executives”) which would become effective in the event of a change in control of the Bancorp’s stock. The Agreements provide that if the Executives’ employment were terminated by the Bank subsequent to a change in control of the Bancorp for any reason other than cause, disability or death, or if the Executive elects to terminate his or her employment following a change in control of the Bancorp because of a diminution of the Executive’s compensation or responsibilities or following a breach by the Bank of the Agreement, the Executive would be entitled (a) to receive an amount equal to three times the sum of the Executive’s highest salary and incentive compensation paid in the three most recent years preceding the change in control, and (b) to receive an amount equal to the contributions and benefits that the Executive would have received for a three year period based on the benefits and contributions paid on the Executive’s behalf in the year preceding the Executive’s termination, and (c) to continue to participate in the health benefit plans of the Bank for a period of three years following termination. The Agreement between the Bank and Mr. Rock also provides that if at any time within one year after a change in control of the Bancorp Mr. Rock elects to terminate his employment with the Bank for any reason, he will receive the amounts and the benefits referred to in the previous sentence.

Certain Transactions

Some of the directors and officers of the Bancorp, and some of the corporations and firms with which these individuals are associated, are also customers of Bank of Smithtown in the ordinary course of business, or are indebted to the Bank in respect of loans of $60,000.00 or more. It is anticipated that some of these individuals, corporations and firms will continue to be customers of and indebted to the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than the normal risk of collectablity or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.

No director of the Bank or the Bancorp had an aggregate amount of unsecured indebtedness to the Bank in excess of fifteen percent of the Bank’s equity capital account during the period of January 1, 2005 through December 31, 2005.

During the year 2005, Patricia C. Delaney, a director of the Bancorp, was retained as General Counsel for the Bancorp and the Bank and was paid approximately $71,081.03 for legal services rendered.

In August 2004, the Bank purchased all of the shares of stock of all of the stockholders of the insurance agency known as Seigerman-Mulvey Co., Inc. (the “Agency”). Barry M. Seigerman, a director of the Bancorp, owned 48.3% of the shares of stock of the Agency. Pursuant to the terms of the Purchase Agreement, Mr. Seigerman and the other two stockholders of the Agency receives an Earn Out Payment in each of the three years following the closing. The Earn Out Payment each year is equal to one hundred twenty percent of the net income before taxes of the Agency. The Earn Out Payment paid to Mr. Seigerman by the Bank in 2005 was $690,497.28. Mr. Seigerman also has an employment agreement with the Agency through August 31, 2007. Mr. Seigerman was paid $160,000.00 in 2005 pursuant to the employment agreement. Mr. Seigerman is the President and Chief Executive Officer of the Agency and he serves as a director on the Board of Directors of the Agency. The Agency is now known as Bank of Smithtown Insurance Agents and Brokers, Inc.

Except as described above, none of the directors or officers of the Bank or the Bancorp, or the corporations or firms with which such individuals are associated, currently maintains or has maintained within the last fiscal year any significant business or personal relationship with the Bank or the Bancorp other than such as arises by virtue of such individual’s or entity’s position with and/or ownership interest in the Bank or the Bancorp.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Bancorp’s executive officers, directors, and certain stockholders owning more than 10% of any class of the Bancorp’s equity securities (“10% Stockholders”) to file reports with the SEC (“Reports”) indicating their ownership of securities of the Bancorp and any changes in such ownership. Executive officers, directors and 10% Stockholders (collectively, “Reporting Persons”) are required to provide copies of Reports filed by them to the Bancorp. Based solely upon a review of copies of all such Reports and amendments thereto filed during or with respect to the Bancorp’s most recent fiscal year and furnished to the Bancorp, as well as certain written representations provided to the Bancorp by the Reporting Persons, no Reporting Persons failed to file reports on a timely basis during the most recent fiscal year, except the executive officers and directors did not timely file Form 4 for Bancorp Common Shares that they were awarded in June 2005 under the Smithtown Bancorp Restricted Stock Plan. The Plan, which was approved by the Shareholders at the 2005 Annual Meeting, authorizes the Board to award Bancorp Common Stock to eligible employees and directors of the Bank, subject to restrictions set forth in the Plan. The restricted stock awarded to the executive officers and directors in 2005 was timely reported on a Form 5 filed with the Securities and Exchange Commission on February 7, 2006.

RETIREMENT PLANS

The Employee Stock Ownership Plan (the “ESOP”) and the 401(k) plan cover full-time employees, including the named Executive Officers, who have attained the age of 21 years and who have completed 1,000 hours of employment during the year.

Benefits under the ESOP are based solely on the amount contributed by the Bank to the ESOP which is used to purchase Common Shares. A participant’s allocation is the total employer contribution multiplied by the ratio of that participant’s applicable compensation over the amount of such compensation for all participants for that year. Benefits are not subject to deduction of social security or other offset amounts.

The Bank also has an Incentive Retirement Plan which is a defined contribution plan under which retirement benefits are accrued for the executive officers of the Bank (in addition to those described above) and to the directors of the Bank. Benefits under the Incentive Retirement Plan are based solely on the amount contributed by the Bank to the Plan, which for executive officers is 10% of the officer’s salary (ie column (c) in the Summary Compensation Table) for the prior fiscal year and for directors is 25% of the director’s fees for the prior fiscal year. Benefits are not subject to deduction of social security or other offset amounts.

In addition, the Bank has a Supplemental Executive Retirement Plan (the “SERP”) for Bradley E. Rock. The SERP is a plan under which additional retirement benefits are accrued for Mr. Rock. Under the SERP, the amount of supplemental retirement benefits is based upon Mr. Rock’s average compensation (ie columns (c) and (d) in the Summary Compensation Table) during the three years prior to his retirement. Benefits are subject to deduction of social security and other offset amounts.

Based upon Mr. Rock’s current covered compensation, upon retirement at normal retirement age, he would receive under the SERP annual benefit payments of approximately $164,775.00.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder proposals to be included in the Proxy Statement and the Proxy for the 2007 Annual Meeting must be received by the Secretary of the Board of Directors by November 16, 2006.

Notice of shareholder proposals to be presented at the 2007 Annual Meeting must be received by the Secretary of the Board of Directors by January 31, 2007.

If a shareholder desires to recommend an individual as a nominee for director to the Board of Directors, the shareholder shall mail the recommendation to the Secretary of the Board of Directors. The recommendation must include the name, address (business and personal), age and occupation of the nominee and the number of shares of stock of the Bancorp owned by the nominee. The recommendation must also include such other information regarding the nominee as may reasonably be required by the Bancorp.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the members of the Board of Directors by mailing their communications to the Bancorp’s Secretary, Judith Barber, at Smithtown Bancorp, Inc., 100 Motor Parkway, Suite 160, Hauppauge, New York 11788. All communications addressed to the attention of a particular director shall be forwarded to the director by the Bancorp’s Secretary.

The Bancorp does not have a policy that requires members of the Board of Directors to attend the Annual Meeting. All members of the Board of Directors are encouraged to attend the Annual Meeting. Eight members of the Board of Directors attended the Annual Meeting of the Bancorp held in April 2005.

OTHER BUSINESS

So far as the Board of Directors of the Bancorp now knows, no business other than that referred to herein will be transacted at the Annual Meeting. The persons named in the Board of Directors’ Proxies may, in the absence of instructions to the contrary, vote upon all matters presented for action at the Annual Meeting according to their best judgment.

Dated: March 16, 2006
SMITHTOWN BANCORP, INC.
/s/ Bradley E. Rock
Bradley E. Rock
Chairman of the Board, President & Chief Executive Officer

APPENDIX A

CHARTER

for the

Corporate Governance and Nominating Committee

of the Board of Directors

of Smithtown Bancorp

Section 1.         Membership. The Governance and Nominating Committee shall consist of at least four Directors. At least three members of the Committee shall be present at a meeting to constitute a quorum. All members of the Committee shall be “independent directors” as defined by the pertinent legal and/or regulatory standards applicable at the time.

Section 2.         Meetings. The Committee shall meet at such times and places as it deems advisable. Written agendas shall be prepared for each meeting, and minutes of the meetings shall be maintained.

Section 3.         Chairman. If the Chairman of the Board of Directors is an “independent director” as defined by the pertinent legal and/or regulatory standards applicable at the time, he or she shall serve as Chairman of the Governance and Nominating Committee. If the Chairman of the Board of Directors is not an “independent director” and the Board of Directors has elected a Lead Director, then the Lead Director shall serve as Chairman of the Governance and Nominating Committee. In any other event, the Board of Directors, in its discretion, may elect a Chairman of the Governance and Nominating Committee. The Chairman, when present, shall preside at all meetings of the Committee.

Section 4.         Committee Duties. The Committee shall: (1) on an annual basis, or more frequently if needed, collect and analyze such information it deems necessary to formulate recommendations to the Board of Directors with regard to which Directors are “independent” as defined by the pertinent legal and/or regulatory standards applicable at the time; (2) identify and evaluate the qualifications of candidates for vacant positions on the Board of Directors and recommend nominees to the Board; (3) make recommendations to the Board with regard to who should comprise the members of all Board Committees, and the Chairmen of those Committees; and, (4) in its discretion, consider any and all other matters pertaining to corporate governance and make such recommendations to the Board as it shall deem appropriate.

Section 5.         Board Nomination Process. The Committee may receive nominations for vacancies on the Board of Directors from members of the Board of Directors and stockholders of the corporation. The Committee shall gather information on a prospective nominee from the person making the nomination, from the Committee members own knowledge of the prospective nominee, from the knowledge of other Board members and from interviewing the prospective nominee, if desired. The Committee may retain the services of a third-party search firm to learn of prospective nominees or to obtain additional information about a prospective nominee, if desired. The Committee shall review and discuss the prospective nominee’s ability to meet the qualifications and standards established by the corporation to be a member of the Board of Directors. The Committee shall be responsible for making recommendations to the full Board of Directors as to the individuals who should be nominated or elected by the Board. The Board shall approve a nominee by a vote of a majority of the independent directors.

Section 6.         Evaluation of Board Nominees. In identifying and evaluating prospective nominees, the Committee shall be guided by the qualifications of directors set forth in the By-Laws of the corporation with regard to citizenship and stockholder status. The Committee shall also consider the age of a prospective nominee, which may be not less than 21 and not more than 72 years of age. The Committee may also consider the prospective nominee’s ability to meet the applicable legal and/or regulatory standards for “independent director”, the prospective nominee’s ability to represent the interests of the stockholders of the corporation, and the prospective nominee’s ability to dedicate sufficient time and attention to the diligent performance of his or her duties.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

OMB APPROVAL
OMB Number: March 31, 2006
Estimated average burden
hours per response . . 2.64

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        8/26/03

Smithtown Bancorp

(Exact name of registrant as specified in its charter)

New York	2-91511	11-2695037

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street, Smithtown, New York 11787

(Address of principal executive offices)

Registrant’s telephone number, including area code        631-360-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SMITHTOWN BANCORP

INDEX

Item 1.	Changes in Control of Registrant – Not Applicable.

Item 2.	Acquisition or Disposition of Assets – Not Applicable.

Item 3.	Bankruptcy or Receivership – Not Applicable.

Item 4.	Changes in Registrant’s Certifying Accountant.

Item 5.	Other Events and Regulation FD Disclosure – Not Applicable.

Item 6.	Resignations of Registrant’s Directors – Not Applicable.

Item 7.	Financial Statements and Exhibits.

Exhibit 1. Letter from Albrecht, Viggiano, Zureck & Company, P.C. to Securities and Exchange Commission dated August 28, 2003.

Exhibit 2. Letter from Smithtown Bancorp to Securities and Exchange Commission dated August 28, 2003.

Item 8.	Change in Fiscal Year – Not Applicable.

Item 9.	Regulation FD Disclosure – Not Applicable.

Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics – Not Applicable.

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans – Not Applicable.

Item 12.	Results of Operations and Financial Condition – Not Applicable.

Item 4. Changes in Registrant’s Certifying Accountant

On August 26, 2003, the Audit Committee of the Board of Directors of Smithtown Bancorp, Inc. (“the Company”) approved a change in auditors. The Board of Directors ratified the Audit Committee’s engagement of Crowe Chizek and Company LLC to serve as the Company’s independent public accountants and replacement of Albrecht, Viggiano, Zureck & Company, P.C. as the Company’s independent public accountants, effective immediately.

Albrecht, Viggiano, Zureck & Company, P.C. performed audits of the consolidated financial statements for the two years ended December 31, 2002 and 2001. Their reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two years ended December 31, 2002 , and from December 31, 2002 through the effective date of the Albrecht, Viggiano, Zureck & Company, P.C. termination, there have been no disagreements between the Registrant and Albrecht, Viggiano, Zureck & Company P.C. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope and procedure, which disagreements would have caused Albrecht, Viggiano, Zureck & Company, P.C. to make reference to the subject matter of such disagreements in connection with its report.

Albrecht, Viggiano, Zureck & Company, P.C. has furnished a letter to the SEC dated August 28, 2003, stating that it agrees with the above statements, and is attached hereto as Exhibit 1.

During the two years ended December 31, 2002, and from December 31, 2002 through engagement of Crowe Chizek and Company LLC as the Registrant’s independent accountant, neither the Registrant nor anyone on its behalf had consulted Crowe Chizek and Company LLC with respect to any accounting, auditing or financial reporting issues involving the Registrant. In particular, there was no discussion with the Registrant regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any related item.

Item 7. Financial Statements and Exhibits

(a) Exhibits

1. Letter of Albrecht, Viggiano, Zureck & Company, P.C. to Securities and Exchange Commission dated August 28, 2003.

2. Letter of Smithtown Bancorp to Securities and Exchange Commission dated August 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date	September 3, 2003	Smithtown Bancorp
(Registrant)

/S/ ANITA FLOREK
(Signature)*

JOHN J. ZURECK, CPA

GERALD C. SCHEINER, CPA

MICHAEL D. COLLINS, CPA

ROBERT M. McGRATH, CPA

THOMAS J. MURRAY, CPA

WILLIAM A. KLEIN, JR., CPA

JOHN J. KNOX, CPA

ROBERT T. QUARTE, CPA

STEPHEN A. ANTAKI, CPA

MEMBER OF THE

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

PEER REVIEW PROGRAM AND

SEC PRACTICE SECTION OF THE DIVISION FOR CPA FIRMS

INDEPENDENT MEMBER OF BKR INTERNATIONAL

OFFICES IN PRINCIPAL CITIES WORLDWIDE

Office of the Chief Accountant

Securities and Exchange Commission

450th Fifth Street, NW

Washington, DC 20549

Dear Sir:

We have reviewed and agree with the comments in Item 4 of the Form 8-K of Smithtown Bancorp, Inc., dated August 28, 2003 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Albrecht, Viggiano, Zureck & Company, P.C.
25 Suffolk Court
Hauppauge, New York 11788

cc:	Ms. Anita Florek, Chief Financial Officer

One East Main Street

Post Office Box 456

Smithtown, New York 11787-2801

direct dial: 631-360-9311

direct fax: 631-360-9399

Anita M. Florek

Executive Vice President

& Treasurer

August 28, 2003

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Dear Sir:

As of August 26, 2003, the accounting firm of Crowe Chizek and Company LLC has been engaged by the Audit Committee of Smithtown Bancorp as their independent accountants. They will be replacing Albrecht, Viggiano, Zureck and Company, P.C., who were dismissed as of August 26, 2003.

Sincerely,

Anita M. Florek

cc:	Wendy Campbell, Crowe Chizek and Company LLC

THIS PROXY IS SOLICITED BY

BOARD OF DIRECTORS OF SMITHTOWN BANCORP, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held

Thursday, April 20, 2006

The undersigned shareholder of Smithtown Bancorp, Inc., revoking all proxies heretofore given with respect to the shares represented herewith, hereby constitutes and appoints Albert Brayson II, Dev Chitkara and George H. Duncan or any of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned, with all the powers which the undersigned would possess if personally present, to vote all common shares of Smithtown Bancorp, Inc., held of record by the undersigned on March 13, 2006, at the Annual Meeting of Shareholders of Smithtown Bancorp, Inc., to be held at Sheraton Long Island Hotel, 110 Motor Parkway, Hauppauge, New York 11788, on April 20, 2006, at 10:00 a.m., or any adjournment thereof.

1.	ELECTION OF Bradley E. Rock, Sanford C. Scheman and Patricia C. Delaney, as Directors

☐ For ALL NOMINEES.	The Board recommends a vote FOR All Nominees
☐ Against ALL NOMINEES.
☐ For ALL NOMINEES EXCEPT	__________________________________________
(i.e. authority is withheld from)	__________________________________________

3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

Unless otherwise specified, this Proxy will be voted for the election of the nominated directors and in the discretion of the persons in whose favor this Proxy is granted upon matters that may properly come before the meeting.

Dated:	, 2006
	(Please insert date)		L.S.
Signature of Shareholder

L.S.
Signature if Held Jointly

Number of persons attending meeting_________________

This Proxy should be returned in the enclosed envelope, unless it is voted by telephone or electronically through the internet.